Exhibit 99.1

Exhibit 99.1 [Graphic Appears Here] YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go • To: www.proxypush.com/MGTA • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote PHONE    Call 1-866-230-6343 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/MGTA Magenta Therapeutics, Inc. Special Meeting of Stockholders For Stockholders of record as of July 18, 2023 DATE: Friday, September 8, 2023 TIME: 8:00 AM, Eastern Time PLACE: Special Meeting to be held live via the Internet—please visit www.proxydocs.com/MGTA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Stephen Mahoney and Thomas Beetham as the “Named Proxies”, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Magenta Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Magenta Therapeutics, Inc. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 4 AND FOR PROPOSALS 1, 2, 3, 5 AND 6 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To approve (i) the issuance of shares of Magenta common stock to stockholders of Dianthus, FOR pursuant to the Agreement and Plan of Merger, dated as of May 2, 2023, by and among #P1# #P1# #P1# Dianthus, Dio Merger Sub and Magenta, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus, and (ii) the change of control of Magenta resulting from the merger of Dio Merger Sub with and into Dianthus, with Dianthus surviving as a wholly owned subsidiary of Magenta pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively. 2. To approve an amendment to the certificate of incorporation of Magenta to effect a reverse stock FOR split of issued and outstanding Magenta common stock at a ratio in a range between 1:10 to 1:18,#P2# #P2# #P2# inclusive, with the final ratio and effectiveness of such amendment to be mutually agreed by the Magenta board of directors and the Dianthus board of directors prior to the effective time or, if Proposal No. 1 is not approved by Magenta stockholders, determined solely by the Magenta board of directors, in the form attached as Annex G to the accompanying proxy statement/prospectus. 3. To approve an amendment to the certificate of incorporation of Magenta to provide for the FOR exculpation of officers, in the form attached as Annex H to the accompanying proxy #P3# #P3# #P3# statement/prospectus. 4. Election of Directors FOR WITHHOLD 4.01 Jeffrey W. Albers FOR #P5# #P5# 4.02 Anne McGeorge FOR #P6# #P6# 4.03 David T. Scadden, M.D. FOR #P7# #P7# FOR AGAINST ABSTAIN 5. To ratify the selection of KPMG LLP as Magenta’s independent registered public accounting firm FOR for the fiscal year ending December 31, 2023, provided that Deloitte & Touche LLP is expected to #P8# #P8# #P8# be appointed for that fiscal year if the Merger is completed. 6. To approve an adjournment of the Magenta special meeting, if necessary, to solicit additional FOR proxies if there are not sufficient votes in favor of Proposal No. 1 and/or Proposal No. 2. #P9# #P9# #P9# You must register to attend the meeting online and/or participate at www.proxydocs.com/MGTA Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, executors, guardians, attorneys-in-fact, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date